UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
______________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 20, 2018

HNI Corporation
(Exact name of registrant as specified in charter)

Iowa	1-14225	42-0617510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 East Second Street, P.O. Box 1109, Muscatine, Iowa  52761-0071
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (563) 272-7400

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In order to more effectively align executive incentive compensation with the long term strategies of the Corporation, on March 20, 2018, the Human Resources and Compensation Committee of the Board of Directors of HNI Corporation amended Stock Option Award Agreements for all outstanding stock options previously granted to the Corporation's executives, including its named executive officers, and certain other members of the management team, under the Corporation's 2007 and 2017 Stock-Based Compensation Plans, to remove the restriction requiring stock options to be exercised within three years following retirement. Current Stock Option Award Agreements allow for a retired stock option holder to exercise vested options until the earlier of (i) the option expiration date; or (ii) the third anniversary date of retirement. The amendment removes the second clause, which was instituted many years ago and no longer furthers the goals of the Corporation and the Committee. The Committee made the same amendment to the form of the Corporation's Stock Option Award Agreement for future option grants under the 2017 Stock-Based Compensation Plan.

The above description of the amendments to the Stock Option Award Agreements is qualified in its entirety by reference to the amended forms of the 2007 and 2017 Stock-Based Compensation Plan Stock Option Award Agreements filed as Exhibits 10.1 and 10.2 to this Report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amended Form of HNI Corporation 2007 Stock-Based Compensation Plan Stock Option Award Agreement
10.2	Amended Form of HNI Corporation 2017 Stock-Based Compensation Plan Stock Option Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HNI CORPORATION
Date:	March 22, 2018	By	/s/ Steven M. Bradford
Steven M. Bradford Senior Vice President, General Counsel and Secretary